TRUSTEE AUTHORIZATION TO ESTABLISH
ADDITIONAL SERIES OF SHARES
OF THE TIAA-CREF FUNDS

	In accordance with Section 4.9.2 of the Declaration of Trust of the TIAA-CREF Funds (the Trust), dated
      April 15, 1999, as amended, the undersigned Trustees of the Trust hereby establish the following two additional separate and distinct series of shares of the Trust:

Emerging Markets Equity Fund
Emerging Markets Equity Index Fund

      Furthermore, each of these two new series shall be divided into the following four share classes:
      Institutional Class, Retirement Class, Premier Class and Retail Class.

	IN WITNESS WHEREOF, the Trustees of the Trust have executed this instrument the 18th day of May, 2010.

/s/ Forrest Berkley						/s/ Nancy L. Jacob
Forrest Berkley						Nancy L. Jacob


/s/ Nancy A. Eckl						/s/ Bridget A. Macaskill
Nancy A. Eckl							Bridget A. Macaskill


/s/ Eugene Flood, Jr.						/s/ James M. Poterba
Eugene Flood, Jr.						James M. Poterba


/s/ Michael A. Forrester  					/s/ Maceo K. Sloan
Michael A. Forrester  						Maceo K. Sloan


/s/ Howell E. Jackson						/s/ Laura T. Starks
Howell E. Jackson						Laura T. Starks